EXHIBIT 99.1

Team, Inc. Reports First Quarter Fiscal Year 2015 Results

SUGAR LAND, Texas, Oct. 6, 2014 (GLOBE NEWSWIRE) -- Team, Inc. (NYSE:TISI) today announced financial results for the first quarter ending August 31, 2014 of fiscal year 2015. Team reported adjusted earnings of $7.1 million ($0.34 per diluted share), versus adjusted earnings of $5.0 million ($0.23 per diluted share) for the prior year quarter. Revenues for the current year quarter were $188 million, an 8% increase compared to revenues of $174 million for the prior year quarter. (Adjusted earnings exclude the impact of acquisition related expenses of $0.2 million in the current year quarter and $0.7 million of severance costs in the prior year quarter).

"We are off to a good start for fiscal year 2015. We are pleased with the profit and profit margin improvement achieved in the first quarter. Our performance in the quarter is the third consecutive quarter of adjusted earnings growth, year over year," said Ted Owen, Team's President and CFO."With this positive business momentum, we remain on-track to achieving our full year adjusted earnings budget of $2.00 per diluted share," reported Phil Hawk, Team's Chairman and CEO.

First Quarter Highlights

  Significant Earnings Growth
    Adjusted EPS up $0.11 per share, or 48%.
    Adjusted EBIT up $3.1 million, or 36%.

  Attractive Margin Improvement/Operating Leverage
    EBIT Margin improved 1.3% points to 6.4% in this seasonally weaker quarter.
    Operating leverage on incremental revenue growth greater than 20%.

  Encouraging Overall Revenue Growth
    IHT Business Group revenues up 10%, up 13% in inspection services.
    Quest Integrity Group revenues up 16% from slow prior year period.
    Total US revenues increased 12% during the quarter.
    Positive outlook/market tone for all three business groups.

GAAP Earnings

Team's net income available to shareholders reported in accordance with generally accepted accounting principles (including non-routine items) was $7.0 million ($0.33 per diluted share) for the first quarter of fiscal year 2015 as compared to $4.5 million ($0.21 per diluted share) in the prior year quarter. Certain non-routine items have been excluded when arriving at adjusted earnings. For the first quarter of fiscal year 2015, the non-routine item was $0.2 million in transaction costs associated with the acquisition of a $10 million valve repair business in the United Kingdom that is now part of the Mechanical Services business group. A reconciliation of net income, reported in accordance with generally accepted accounting principles, to adjusted net income is contained in the tables below.

Earnings Conference Call

In connection with this earnings release, Team will hold its quarterly conference call on Tuesday, October 7, 2014 at 10:00 a.m. Central Time (11:00 a.m. Eastern). The call will be broadcast over the Web and can be accessed on Team's Website, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone may call 877-703-6106 and use conference code 56627818 when prompted.

About Team, Inc.

Headquartered near Houston, Texas, Team Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services in over 125 locations throughout the world. Team's common stock is traded on the New York Stock Exchange under the ticker symbol "TISI".

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995.  We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved.  We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the company, whether as a result of new information, future events or otherwise.

TEAM, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(in thousands, except per share data)

	Three Months Ended
	August 31,
	2014	2013
	(unaudited)	(unaudited)
Revenues	$ 188,121	$ 174,311
Operating expenses	131,794	125,314
Gross margin	56,327	48,997

Selling, general and administrative expenses	44,502	41,335
Earnings from unconsolidated affiliates	--	443
Operating income	11,825	8,105

Foreign currency loss	181	390
Interest expense, net	623	608
Earnings before income taxes	11,021	7,107

Provision for income taxes	3,968	2,630
Net income	7,053	4,477

Less: Income (loss) attributable to non-controlling interest	22	(33)
Net income available to common shareholders	$ 7,031	$ 4,510

Earnings per common share:
Basic	$ 0.34	$ 0.22
Diluted	$ 0.33	$ 0.21

Weighted average number of shares outstanding:
Basic	20,503	20,503
Diluted	21,280	21,399

TEAM, INC. AND SUBSIDIARIES
ADDITIONAL FINANCIAL INFORMATION
(in thousands, except per share data)

	Three Months Ended
	August 31,
	2014	2013
	(unaudited)	(unaudited)
Adjusted Net income:
Net income available to common shareholders	$ 7,031	$ 4,510
Non-routine acquisition costs	164	--
Non-routine severance costs	--	742
Tax impact of adjustments	(59)	(275)
Adjusted Net income	$ 7,136	$ 4,977

Adjusted Net income per common share:
Basic	$ 0.35	$ 0.24
Diluted	$ 0.34	$ 0.23

Adjusted EBITDA:
Operating income ("EBIT")	$ 11,825	$ 8,105
Non-routine acquisition costs	164	--
Non-routine severance costs	--	742
Adjusted EBIT	11,989	8,847
Depreciation and amortization	5,529	5,383
Non-cash share-based compensation costs	975	870
Adjusted EBITDA	$ 18,493	$ 15,100

Segment Data:
Revenues:
IHT	$ 105,594	$ 95,833
MS	67,846	65,769
Quest	14,681	12,709
	$ 188,121	$ 174,311

Adjusted EBIT:
IHT	$ 12,287	$ 10,227
MS	6,868	6,833
Quest	767	(685)
Corporate and shared support	(7,933)	(7,528)
	$ 11,989	$ 8,847

Adjusted EBITDA:
IHT	$ 14,288	$ 12,309
MS	8,732	8,611
Quest	2,172	640
Corporate and shared support	(6,699)	(6,460)
	$ 18,493	$ 15,100

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
AUGUST 31, 2014 AND MAY 31, 2014
(in thousands)

	August 31,	May 31,
	2014	2014
	(unaudited)

Current assets	$ 243,531	$ 248,814

Property, plant and equipment, net	91,407	89,961

Other non-current assets	145,461	146,166

Total assets	$ 480,399	$ 484,941

Current liabilities	$ 63,820	$ 75,143

Long term debt net of current maturities	71,114	73,721

Other non-current liabilities	19,629	19,032

Stockholders' equity	325,836	317,045

Total liabilities and stockholders' equity	$ 480,399	$ 484,941

TEAM, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED CASH FLOW INFORMATION
AUGUST 31, 2014 AND AUGUST 31, 2013
(in thousands)

	Three Months Ended
	August 31,
	2014	2013
	(unaudited)	(unaudited)
Net income	$ 7,053	$ 4,477

Depreciation, amortization and non-cash share based compensation expense	6,504	6,253

Working capital changes	(9,231)	(12,667)

Other items affecting operating cash flow	542	1,983

Net cash provided by operating activities	$ 4,868	$ 46

Capital expenditures	(5,468)	(6,223)

Cash used for business acquisitions, net	(2,151)	(9,781)

Other items affecting investing cash flow	272	148

Net cash used in investing activities	($7,347)	($15,856)

Borrowings of debt, net	(2,010)	14,870

Cash associated with share-based payment arrangements, net	1,807	638

Net cash (used in) provided by financing activities	($203)	$15,508

Effect of exchange rate changes	(496)	(227)

Change in cash and cash equivalents	$ (3,178)	$ (529)

CONTACT: Ted W. Owen
         (281) 331-6154